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EXHIBIT (21)

                              TRINOVA CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


The assets and business of all subsidiaries listed below are included in the 1993 consolidated financial statements of the Registrant. In addition to those named, 1 U.S. and 13 non-U.S. consolidated subsidiaries and 6 affiliated companies that are accounted for by the cost and/or equity methods are not disclosed. The undisclosed subsidiaries and affiliated companies in the aggregate do not constitute a significant subsidiary.

                                      Incorporated or        Percent of
                                        Organized -       Voting Securities
            Company                  State or Country           Owned
- ----------------------------------  ------------------    -----------------

TRINOVA Corporation                    Ohio                    Registrant

SUBSIDIARIES OF REGISTRANT
Aeroquip Corporation                   Michigan                   100
Aeroquip International Inc.            Delaware                   100
Sterer Engineering & Manufacturing Co. California                 100
Vickers, Incorporated                  Delaware                   100
Vickers International Inc.             Delaware                   100

Aeroquip A.G.                          Switzerland                100
Aeroquip Iberica S.A.                  Spain                      100
Aeroquip Inoac Co.                     Michigan                    51
Aeroquip Singapore Private Limited     Singapore                  100
Aeroquip-Sterling GmbH                 Germany                    100


Sterling Engineered Products Inc.      Delaware                   100
TRINOVA do Brasil, S/A                 Brazil                     99.5
TRINOVA Canada Inc.                    Canada                     100
TRINOVA GmbH                           Germany                    100
TRINOVA Export Trading Company         Virgin Islands             100

TRINOVA Limited                        United Kingdom             100
TRINOVA S.A.                           France                     100
TRINOVA S.p.a.                         Italy                      100
Vickers Systems Limited                Hong Kong                  100
Vickers Systems Limited                New Zealand                100

Vickers Systems Pty. Ltd.              Australia                  100
Vickers Systems S.A.                   Spain                      100
Vickers Systems Sdn. Bhd.              Malaysia                   100
Vickers Systems OY                     Finland                    100
Vickers Systems Private Limited        Singapore                  100